UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 24, 2005



                            Silverstar Holdings, Ltd.

             (Exact name of registrant as specified in its charter)

            Bermuda                        0-27494                  N/A
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)


            Clarendon House, Church Street, Hamilton, HM CX, Bermuda
             (Address of Principal Executive Offices with Zip Code)

       Registrant's telephone number, including area code: (441) 295-1422


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.01  Entry into a Material Definitive Agreement

     On February 24, 2005 Silverstar Holdings, Ltd. (the "Registrant") entered into a Subscription Agreement ("Subscription Agreement") with Strategy First, Inc. ("Strategy First"), a Canadian company located in Montreal, Canada, pursuant to which the Registrant subscribed for common shares of Strategy First in order to become the sole shareholder of Strategy First. As consideration therefor, the Registrant shall pay Strategy First: (i) an amount of $600,000,
(ii) unregistered shares of the common stock of the Registrant having an aggregate market value of $500,000, (iii) based on future profits of the Registrant, additional shares of the common stock of the Registrant having an aggregate market value up to $500,000, and (iv) 200,000 purchase warrants, each to purchase one share of the common stock of the Registrant at a price of $2.50 during the 36 months following issuance.

     Strategy First has filed a petition under the Companies Creditors Arrangement Act (Canada) in a case pending in the Superior Court, Commercial Division, District of Montreal. The closing of the transactions is subject to approval of the Superior Court of a plan of reorganization. Subject to the foregoing, the Registrant anticipates that the Subscription Agreement will close in April 2005.

Item 7.01  Regulation FD Disclosure.

     On February 28, 2005, the Registrant issued the press release attached as
Exhibit 99.2 hereto.

Item 9.01  Financial Statements and Exhibits

          (c)  Exhibits

               99.1 Subscription Agreement, dated February 24, 2005, between the
                    Registrant and Strategy First, Inc.

               99.2 Press release of the Registrant, dated February 28, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 1, 2005

                                             SILVERSTAR HOLDINGS, LTD.


                                             By: /s/ Clive Kabatznik
                                                 -------------------------------
                                                 Name:  Clive Kabatznik
                                                 Title: CEO